Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 17, 2014, relating to the consolidated financial statements, the effectiveness of Connecticut Water Service Inc.’s internal control over financial reporting, and schedule of Connecticut Water Service Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC
Philadelphia, Pennsylvania
September 5, 2014